UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2015

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 15, 2015, Commercial Vehicle Group, Inc. (the “Company”) elected to call for the partial redemption of $15 million of its $250 million outstanding 7.875% Senior Secured Notes due 2019 (the “Notes”) and a notice of redemption has been sent by U.S. Bank National Association, the trustee for the Notes, to all registered holders of the Notes. The redemption price for the Notes is equal to 103.938% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date, which will be on November 14, 2015. Upon the partial redemption by the Company of the Notes, $235 million of the Notes will remain outstanding.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on October 15, 2015, announcing its election to call the Notes for partial redemption. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference in this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Exhibit 99.1 to this Current Report on Form 8-K, and the associated disclosure set forth under Item 7.01 above, are, to the extent required, hereby incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated October 15, 2015, announcing the Company’s election to call the Notes for partial redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

October 15, 2015	By:	/s/ C. Timothy Trenary
	Name:	C. Timothy Trenary
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 15, 2015, announcing the Company’s election to call the Notes for partial redemption.